Exhibit 99.1

TILT Holdings Reports Third Quarter 2022 Results

Plant touching revenue increased 8% year-over-year driven by 424% growth in brand partner sales as TILT executes on its strategic vision;

YTD cash from operations up significantly year-over-year to $8.3 million, compared to cash used of $3.9 million;

Company extends maturity date for certain senior debt holders and reaches agreement in principle for new debt facility

Phoenix, Arizona, November 14, 2022 -- TILT Holdings Inc. (“TILT" or the “Company”) (NEO:TILT) (OTCQX: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, is reporting its financial and operating results for the three months and nine months ended September 30, 2022. All financial information is reported in U.S. dollars and prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) unless otherwise indicated.

“The macro-economic challenges facing operators in the cannabis sector have been well documented over the course of 2022,” said CEO Gary Santo. “Macro-economic pressures have affected consumer spending habits and both retail and wholesale pricing volatility has been exacerbated by cannabis supply and demand imbalances occurring in key markets such as Massachusetts and Pennsylvania. However, TILT’s brand partner strategy continues to outperform the market with modest to no declines in our wholesale pricing. While still in the early days of executing a mix-shift in our product offerings, wholesale brand partner sales increased 15% sequentially and now account for nearly 40% of our wholesale revenue mix, contributing to stable gross margin on a year-over-year basis as we continue to scale our CPG business.”

“At the same time, we have seen an improvement in the gross margin profile of our hardware business and are excited to be debuting several innovative new hardware devices at this week’s MJBiz conference in Las Vegas. Our renewed focus on innovation has been well received by long-time partners such as Smoore while attracting the interest of new partners as we look to grow our hardware business in 2023 and beyond.”

“By year-end, we expect to have over 145 brand partner product offerings in market, which together with our expanded hardware portfolio, should allow TILT to end the year on a strong note as we prepare to enter New York in 2023. We remain Adjusted EBITDA and cash flow positive, and with the agreement in principle for our expected debt refinancing announced earlier today, we believe we are well positioned to return to stronger growth and profitability in the coming year.”

Q3 2022 Financial Summary

●	Revenue was $40.5 million in the three months ended September 30, 2022, compared to $53.4 million in the prior year period. The decrease in revenue was primarily driven by lower sales volume in the Company’s inhalation business, partially offset by continued growth in the Company’s cannabis operations.

●	Gross profit was $9.5 million in the three months ended September 30, 2022, or approximately 24% of revenue, compared to $12.6 million or approximately 24% of revenue in the prior year period. The decrease in gross profit was primarily driven by the aforementioned lower sales volume in the Company’s inhalation business, as well as lower pricing in the Company’s wholesale cannabis operations for non-brand partner sales.
●	Net loss for the quarter was $15.7 million in the three months ended September 30, 2022, compared to a net income of $1.0 million in the prior year period. The net loss was primarily driven by lower gross profit, tax expense and a revaluation of warrant liabilities.
●	Adjusted EBITDA was $0.6 million in the three months ended September 30, 2022, compared to $5.0 million in the prior year period. The decrease was driven by lower sales volume in the Company’s inhalation business as well as pricing contraction for non-brand partners in the Company’s wholesale cannabis operations, partially offset by lower operating expenses.
●	Year to date cash provided by operations was up significantly to $8.3 million, compared to cash used of $3.9 million in the prior year. The increase was primarily driven by the reduction of accounts receivable and conversion of inventory.
●	Total cash balance at September 30, 2022 was $16.6 million compared to $7.0 million at December 31, 2021. This cash balance included restricted cash of $10.0 million at September 30, 2022, compared to restricted cash of $2.7 million at December 31, 2021. Unrestricted cash and cash equivalents were $6.6 million compared to $4.2 million at December 31, 2021.

Recent Financing Update

●	Entered into amendments to the senior secured promissory notes held by certain senior debt noteholders totaling $9.6 million in principal amount to extend the maturity date from November 14, 2022, to December 31, 2022. In addition, the Company announced an agreement in principle for a new debt agreement with new and existing investors that, when signed and closed, is expected to satisfy and retire the senior notes now due in December 2022 and junior notes due in April 2023. The Company expect to enter into a definitive agreement and close by the end of the year.
●	Announced previously that the work with IIPR for the Pennsylvania sale and leaseback of the Company’s White Haven, Pennsylvania facility has been successfully completed and the timing of closing was extended to on or before December 31, 2022, as part of a simultaneous closing with the expected debt refinancing anticipated to occur by year end.

Q3 2022 Operational Highlights

●	Launched innovative self-care brand 1906TM to patients across Pennsylvania, as well as lifestyle cannabis brands Toast and Highsman in Massachusetts for both patients and adult-use customers.
●	Received approval from the Massachusetts Cannabis Control Commission to commence operations for the medical use of marijuana at the Company’s 5,100 sq ft dispensary in Cambridge, Massachusetts.

●	Won multiple awards during the quarter, including the cultivators cup “Best Cannabis Partnership” at the annual Benzinga Cannabis Capital Conference which highlighted the Company’s partnership with the Shinnecock Indian Nation to develop cannabis operations on sovereign land.

Recent Operational Highlights

●	Announcing today multiple senior leadership updates, including the appointment of Dana Arvidson to Chief Financial Officer, Brad Hoch to Chief Accounting Officer, and Chris Kelly to Chief Revenue Officer, all to be effective December 6, 2022.
●	Launched Black Buddha Cannabis, a black and woman-owned and led, environmentally conscious, social impact cannabis wellness brand throughout Massachusetts.
●	Launched purpose-driven cannabis lifestyle brand Highsman to medical dispensaries in Pennsylvania under the brand H by Ricky Williams.
●	Introduced CCELL by Smoore Technology Limited’s latest technology release, EVO, through the Company’s wholly owned subsidiary, Jupiter.
●	Announced an exclusive manufacture and distribution agreement with Curaleaf International, to bring the Jupiter manufactured Liquid Que™ vaporizer to new territories abroad.

2022 Financial Guidance

Due to the evolving macroeconomic environment, inflationary impacts on consumer spending, and lower cannabis wholesale pricing in Massachusetts and Pennsylvania, TILT is revising its 2022 financial outlook and now expects revenue to range between $175 – $180 million, with Adjusted EBITDA ranging between $5 – $6 million.

Earnings Call and Webcast

TILT management will host a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Monday, November 14, 2022

Time: 5:00 p.m. Eastern Time

Toll-free dial-in number: (855) 656-0923

International dial-in number: (412) 317-5244

Conference ID: 10172685

Webcast: TILT Q3 2022 Earnings Call

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.tiltholdings.com.

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers in regulated markets across 37 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, Standard Farms Ohio, LLC in Ohio, and its partnership with the Shinnecock Indian Nation in New York. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Instagram: @tiltholdings

Twitter: @TILT_Holdings

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, expectations relating to TILT’s debt refinancing and discussions with the senior note holders and other investors and the agreement in principle,  expectations with respect to the entry into a definitive agreement with such parties and to close by the end of the year, expectations regarding the ability to satisfy short-term maturing debt and to have the capital and foundation to execute on plans, the expectations with respect to entering into the new York market and the timing thereof the expectations with respect to growth and profitability, the expected performance and growth of the Company’s hardware business, the expected performance of the collaboration between TILT and its brand partners, the expected number of brand partner product offering by year end, anticipated development, timing and release of future product offerings, anticipated effect of new pricing on future margins, expectations and guidance regarding 2022 revenue and Adjusted EBITDA, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments and the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, "will", “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that it will be completed on the terms described above and that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking statements. Such risk factors include, but are not limited to, the risk that TILT will not reach a definitive agreement with note holders and investors to satisfy its short-term maturing debt or that such debt refinancing will occur on acceptable terms, or at all, the risk that TILT may not be able to secure additional capital on attractive terms, if at all, and those risks described under the heading “Risk Factors” in Amendment No. 2 to the Form 10 Registration Statement filed by TILT with the United States Securities and Exchange Commission and on SEDAR at www.sedar.com.

Non-GAAP Financial and Performance Measures

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures are EBITDA and Adjusted EBITDA. Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. These non-GAAP financial measures may also exclude expenses and gains that may be unusual in nature, infrequent or not reflective of the Company’s ongoing operating results.

As there are no standardized methods of calculating these non-GAAP measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others.

Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are financial measures that are not defined under GAAP. The Company uses these non-GAAP financial measures, and believes they enhance an investor’s understanding of the Company’s financial and operating performance from period to period, because they exclude certain material non-cash items and certain other adjustments management believes are not reflective of the Company’s ongoing operations and performance. The Company calculates EBITDA as net income (loss), plus

(minus) income taxes (recovery), plus (minus) finance expense (income), plus depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding certain one-time, non-cash or non-operating expenses, as determined by management, including stock compensation expense, debt issuance costs and severance.

Please see “Reconciliation of Non-GAAP Measures” below for further information.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Leland Radovanovic

Trailblaze

TILT@trailblaze.co

Table 1: Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Revenues, net	$40,487	$47,055	$53,362	$129,894	$148,648
Cost of goods sold	(30,950)	(36,110)	(40,780)	(100,059)	(109,632)
Gross profit	9,537	10,945	12,582	29,835	39,016

Operating expenses:	4,881	6,335	5,169	16,384	13,801
Wages and benefits	4,643	5,585	5,113	15,007	14,003
General and administrative	808	586	321	1,801	702
Sales and marketing	533	786	849	2,545	2,406
Share-based compensation	4,594	4,560	4,429	13,712	13,261
Depreciation and amortization	175	6,669	194	7,541	194
Impairment loss and loss on disposal of assets	15,634	24,521	16,075	56,990	44,367
Total operating expenses	(6,097)	(13,576)	(3,493)	(27,155)	(5,351)
Operating loss

Other (expense) income:
Interest income	94	56	—	168	587
Other income	2	4	2	9	70
Change in fair value of warrant liability	610	3,913	5,204	2,360	(2,782)
Gain (loss) on sale of assets	(1)	—	127	—	68
Unrealized loss on investment	(198)	(49)	(17)	(292)	(829)
Loan receivable losses	(133)	(504)	—	(1,154)	—
Loss on termination of lease	—	—	—	—	(333)
Interest expense	(4,150)	(3,796)	(2,849)	(10,727)	(7,624)
Foreign exchange gain (loss)	—	—	12	—	(23)
Total other (expense) income	(3,776)	(376)	2,425	(9,636)	(10,866)
(Loss) income from operations before income tax and non-controlling interest	(9,873)	(13,952)	(1,068)	(36,791)	(16,217)

Income taxes
Income tax benefit (expense)	(5,818)	6,898	2,094	2,412	1,220
Net (loss) income before non-controlling interest	(15,691)	(7,054)	1,026	(34,379)	(14,997)
Less: Net loss attributable to non-controlling interest	—	3	—	8	—
Net (loss) income attributable to TILT Holdings Inc.	$(15,691)	$(7,051)	$1,026	$(34,371)	$(14,997)

Table 2: Reconcilation of Non-GAAP Measures (Unaudited)

(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net (loss) income before non-controlling interest	$(15,691)	$(7,054)	$1,026	$(34,379)	$(14,997)

Add (Deduct) Impact of:
Interest income	(94)	(56)	—	(168)	(587)
Interest expense	4,150	3,796	2,849	10,727	7,624
Income tax expense (benefit)	5,818	(6,898)	(2,094)	(2,412)	(1,220)
Depreciation and amortization	6,061	6,128	6,180	18,357	17,464
Total Adjustments	15,935	2,970	6,935	26,504	23,281

EBITDA (Non-GAAP)	$244	$(4,084)	$7,961	$(7,875)	$8,284

Add (Deduct) Impact of:
Share-based Compensation	533	786	849	2,545	2,406
Severance	202	94	739	296	756
(Gain) Loss on Sale of Assets	1	—	(127)	—	(68)
Loss on termination of lease	—	—	—	—	333
Deferred Rent Adjustment	—	—	—	—	(548)
Legal Settlement	(782)	(360)	36	(1,142)	2,363
Unrealized (Gain) Loss on Investment in Equity Security	198	49	71	292	829
Change in Fair Value of Financial Instruments	(610)	(3,913)	(5,204)	(2,360)	2,782
Loss on Loan Receivable	133	504	—	1,154	—
Impairment loss and loss on disposal of assets	175	6,669	194	7,541	194
One Time Adjustments	493	1,312	451	2,734	408
Total Adjustments	343	5,141	(2,991)	11,060	9,455

Adjusted EBITDA (Non-GAAP)	587	1,057	4,970	3,185	17,739

Table 3: Condensed Consolidated Statements of Cash Flows (Unaudited)

(Amounts Expressed in Thousands of United States Dollars)

	Nine Months Ended
	September 30, 2022	September 30, 2021
Net Cash Provided by (Used in) Operating Activities	$8,292	$(3,934)
Net Cash (Used in) Provided by Investing Activities	(15,962)	1,141
Net Cash Provided by Financing Activities	17,297	2,089
Effect of Foreign Exchange on Cash and Cash Equivalents	(6)	(5)
Net Change in Cash and Cash Equivalents	9,621	(709)

Cash and Cash Equivalents and Restricted Cash, Beginning of Period	6,952	8,859

Cash and Cash Equivalents and Restricted Cash, End of Period	$16,573	$8,150

Table 4: Condensed Consolidated Balance Sheets (Select Items) (Unaudited)

(Amounts Expressed in Thousands of United States Dollars)

	September 30, 2022	Dec 31,2021
	(unaudited)	(audited)
Cash and Cash Equivalents	$6,584	$4,221
Restricted cash	9,989	2,731
Trade receivables and others	23,940	32,393
Inventories	49,245	55,583
Total Current Assets	92,993	100,613
Property, Plant & Equipment, Net	69,943	62,360
Total Assets	364,382	381,348
Total Current Liabilities	129,668	99,497
Total Long-Term Liabilities	40,891	56,186
Total Shareholders’ Equity	193,823	225,665